SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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GOLDEN STAR RESOURCES LTD.

(Name of Registrant as Specified In Its Charter)

___________________________________
(Name of Person Filing Proxy Statement)

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NOTICE OF MEETING

- and -

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF
COMMON SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

THIS NOTICE OF MEETING AND MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL AND SPECIAL MEETING OF ALL COMMON SHAREHOLDERS.

TO BE HELD AT THE:

Design Exchange
Patty Watt Room
234 Bay Street
Toronto, Ontario, Canada M5K 1B2

On Thursday, May 5, 2005
at 2:00 p.m. (Toronto Time)

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING
OF SHAREHOLDERS OF
GOLDEN STAR RESOURCES LTD.
Littleton, Colorado

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Meeting”) of shareholders of Golden Star Resources Ltd. (the “Company”) will be held at 2:00 p.m. (Toronto time) on Thursday, May 5, 2005 at the Design Exchange, Patty Watt Room, 234 Bay Street, Toronto, Ontario, Canada, M5K 1B2 for the following purposes:

1.	to receive the report of the directors to the shareholders and the consolidated financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2004;

2.	to elect directors until the next annual general meeting;

3.	to consider and if thought fit, to pass a special resolution in the form set out in the Management Information Circular accompanying this Notice of Meeting approving an amendment to the articles of the Company to change the place in Canada where the registered office of the Company is situated from the Province of British Columbia to the Province of Ontario, as more particularly set out in the Management Information Circular accompanying this Notice of Meeting;

4.	to appoint auditors to hold office until the next annual general meeting at a remuneration to be fixed by the Board of Directors; and

5.	to transact such other business as may properly come before the meeting or any adjournment of it.

The Board of Directors has fixed the close of business on March 8, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Accompanying this Notice of Meeting are (i) a Management Information Circular, (ii) a form of proxy, (iii) a reply card for use by shareholders who wish to receive the Company’s interim financial statements, and (iv) a reply card for use by shareholders who wish to consent to the electronic delivery of certain documents of the Company. The Company’s 2004 Annual Report containing the audited comparative financial statements of the Company as at and for the year ended December 31, 2004 and the related management’s discussion and analysis thereon also accompany this Notice of Meeting.

If you are a registered shareholder of the Company and do not expect to attend the meeting in person, please promptly complete and sign the enclosed proxy form and return it in the self-addressed envelope for receipt by no later than 5:00 p.m. (Toronto time) on Tuesday, May 3, 2005. If you receive more than one proxy form because you own common shares registered in different names or addresses, each proxy form should be completed and returned.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and sign the materials in accordance with the instructions provided to you by such broker or other intermediary.

Dated at Littleton, Colorado, this 21st day of March, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Allan J. Marter
Senior Vice President, Chief Financial Officer and Secretary

GOLDEN STAR RESOURCES LTD.
10901 West Toller Drive, Suite 300
Littleton, Colorado, USA 80127-6312

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING
OF COMMON SHAREHOLDERS

MAY 5, 2005

ALL AMOUNTS OF MONEY WHICH ARE REFERRED TO IN THIS MANAGEMENT INFORMATION CIRCULAR ARE EXPRESSED IN LAWFUL MONEY OF THE UNITED STATES UNLESS OTHERWISE SPECIFIED.

NOTE: Shareholders who do not hold their common shares in their own name, as registered shareholders, should read “Advice to Beneficial Shareholders” for an explanation of their rights.

The information in this Management Information Circular is as of March 8, 2005 unless otherwise indicated.

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR IS PROVIDED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. (the “Company”) for the annual general and special meeting of the shareholders of the Company (the “Meeting”) to be held on Thursday, May 5, 2005, at 2:00 p.m. (Toronto time) in the Design Exchange, Patty Watt Room, 234 Bay Street, Toronto, Ontario, Canada M5K 1B2 or at any adjournment thereof for the purposes set forth in the accompanying Notice of Meeting. This Management Information Circular and the accompanying form of proxy (“Proxy”) are expected to be sent to the shareholders on or about April 6, 2005.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, telegraph or personal interview by regular employees of the Company, at a nominal cost to the Company. In accordance with applicable laws, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares held of record by such persons and the Company may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Proxy, Peter J. Bradford, President and Chief Executive Officer of the Company, or failing him, Allan J. Marter, Senior Vice President, Chief Financial Officer and Secretary of the Company, have been designated by the directors of the Company and have indicated their willingness to represent as proxy each shareholder who appoints them. A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN PETER J. BRADFORD OR ALLAN J. MARTER, BEING THE MANAGEMENT DESIGNEES, TO REPRESENT HIM OR HER AT THE MEETING. Such right may be exercised by inserting in the space provided for that purpose on the Proxy the name of the person to be designated and deleting therefrom the names of the management designees, or by completing another proper form of proxy. Such shareholder should notify the nominee of the appointment, obtain a consent to act as proxy and provide instructions on how the shareholder’s common shares (“Common Shares”) of the Company are to be voted. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney executed the proxy form.

A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is completed and delivered to Attention: Proxy Department, CIBC Mellon Trust Company, #6, 200 Queens Quay East, Toronto, Ontario, Canada M5A 4K9, no later than 5:00 p.m. (Toronto time) on Tuesday, May 3, 2005 or, if the Meeting is adjourned, no later than 5:00 p.m. (Toronto time) on the business day immediately prior to the day of the reconvening of the adjourned Meeting. Late proxies may be accepted or rejected at any time prior to the commencement time of the Meeting by the Chairman of the Meeting in his discretion and the Chairman is under no obligation to accept or reject any particular late proxy.

In addition to revocation in any other manner permitted by law, a shareholder who has given a proxy may revoke it at any time before it is exercised, by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Company, being Suite 1900, 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H4 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, before any votes in respect of which the proxy is to be used shall have been taken. In addition, a proxy may be revoked by the shareholder personally attending at the Meeting, registering with the scrutineers and voting his Common Shares.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders of the Company as a substantial number of shareholders do not hold their Common Shares in their own names. Shareholders of the Company who do not hold their Common Shares in their own names (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the shareholder’s name on the records of the Company. Such shares will more likely be registered under the name of the shareholder’s broker or an agent or nominee of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities Limited, which acts as nominee for many Canadian brokerage firms). Common Shares of the Company held by brokers or their agents or nominees may in certain instances be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory rules require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the broker or agent or nominee of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”). ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the meeting. A Beneficial Shareholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to ADP well in advance of the Meeting in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent or nominee of the broker), a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote such Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent or nominee) in accordance with the instructions provided by such broker (or agent or nominee), well in advance of the Meeting.

All references to shareholders in this Management Information Circular and the accompanying Notice of Meeting and Proxy are to shareholders of record unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity.

VOTING OF PROXIES

The persons named in the enclosed Proxy are directors and/or officers of the Company who have indicated their willingness to represent as proxy the shareholders who appoint them. Each shareholder may instruct his proxy how to vote his Common Shares by completing the blanks on the Proxy.

All Common Shares represented at the Meeting by properly executed proxies will be voted (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the Common Shares represented by the Proxy will be voted or withheld from voting in accordance with such specification. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF THE MATTERS SET OUT THEREIN.

The enclosed Proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Company is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Company.

VOTING SHARES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has authorized capital consisting of an unlimited number of Common Shares and an unlimited number of first preferred shares (the “First Preferred Shares”). As of March 8, 2005, a total of 142,385,476 Common Shares and no First Preferred Shares were issued and outstanding.

The board of directors of the Company (the “Board”) has fixed March 8, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Each Common Share outstanding on the record date carries the right to one vote. The Company has caused to be prepared a list of the holders of its Common Shares on such record date. Each shareholder named in the list will be entitled to one vote at the Meeting for each Common Share shown opposite such shareholder’s name except to the extent that (a) such shareholder has transferred the ownership of such Common Share after the date on which the list was prepared and (b) the transferee of such Common Share produces a properly endorsed share certificate or otherwise establishes that the transferee owns such Common Share and demands not later than ten days before the Meeting that the transferee’s name be included in the list in which case the transferee will be entitled to vote such Common Share at the Meeting. A complete list of the shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting, during ordinary business hours for a period of ten days prior to the Meeting, at the office of CIBC Mellon Trust Company at 1600, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1.

Under the Company’s Bylaws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled.

The following table shows the number of Common Shares beneficially owned, as of March 8, 2005, by each person known to the Company or its directors or executive officers to be the beneficial owner of more than 5% of its outstanding Common Shares, by each director and the director nominees of the Company, by each executive officer named in the table titled “Summary Compensation Table” and by all directors, director nominees and executive officers of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the U.S. Securities and Exchange Commission (“SEC”) or upon information provided by such persons to the Company. Unless otherwise noted, the Company believes that each person shown below has sole investment and voting power over the Common Shares owned.

Name and Address	Number of Common Shares		Percent of Common Shares
of Beneficial Owner **	Beneficially Owned(1)		Beneficially Owned
Royce & Associates 1414 Avenue of the Americas New York, NY 10019	7,733,000		5.43%
Ian MacGregor	260,000	(2)	*
James E. Askew	560,000	(3)	*
David L. Bumstead	40,000	(4)	*
David K. Fagin	936,805	(5)	*
Michael P. Martineau	80,000	(6)	*
Peter J. Bradford	1,539,881	(7)	1.07%
Allan J. Marter	451,565	(8)	*
Richard Q. Gray	486,480	(9)	*
Bruce Higson-Smith	94,314	(10)	*
Douglas A. Jones	241,114	(11)	*
Directors and Executive Officers as a group (10 persons)	4,690,159	(12)	3.22%

Notes:

*	Indicates less than one percent.

**	The addresses of these persons, unless otherwise noted, is c/o Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312.

(1)	Amounts shown include Common Shares issuable pursuant to options or warrants within the next 60 days.

(2)	Includes 210,000 Common Shares subject to stock options.

(3)	Includes 360,000 Common Shares subject to stock options.

(4)	Includes 40,000 Common Shares subject to stock options.

(5)	Includes 383,000 Common Shares subject to stock options.

(6)	Includes 80,000 Common Shares subject to stock options.

(7)	Includes 1,090,750 Common Shares subject to stock options.

(8)	Includes 410,500 Common Shares subject to stock options.

(9)	Includes 429,000 Common Shares subject to stock options.

(10)	Includes 75,000 Common Shares subject to stock options.

(11)	Includes 232,750 Common Shares subject to stock options.

(12)	Includes 3,311,000 Common Shares subject to stock options.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A. Compensation of Directors

1. Cash

During the year ended December 31, 2004, the Company paid a total of $299,202 to its non-employee directors. This amount consisted of the following annual fees:

•	$60,000 to the Chairman;

•	$20,000 to the non-employee directors (excluding the Chairman); plus

•	$10,000 to the Chairman of the Audit Committee;

•	$10,000 to the Chairman of the Nominating and Corporate Governance Committee;

•	$5,000 to the Chairman of the Compensation Committee; and

•	$5,000 to the Chairman of the Sustainability Committee.

For 2004, the Company also paid the following fees to non-employee directors for attending a meeting as follows:

•	$1,000 for attending a Board meeting; and

•	$750 for attending a committee meeting.

In addition, for 2004 the Company paid to directors who participated as members of certain special committees of the Board the amount of $7,000 per special committee in which such director participated, except in the case of one director who received $3,500.

Directors are also reimbursed for transportation and other out-of-pocket expenses reasonably incurred for attendance at Board and committee meetings and in connection with the performance of their duties as directors.

2. Stock Options

The Company’s Second Amended and Restated 1997 Stock Option Plan (the “Plan”) provides for discretionary grants of stock options to directors. Such grants may be made upon a director’s appointment or from time to time thereafter. See “Compensation of Directors and Executive Officers - Executive Officers and Compensation of Officers - Stock Option Plan” for a description of the Plan.

During the financial year ended December 31, 2004, the Company granted to its non-employee directors (including Robert Stone who resigned as a director on May 20, 2004 and Lars-Eric Johansson who resigned as a director on December 16, 2004) options to purchase a total of 240,000 Common Shares at exercise prices of Cdn$6.95. The options vested immediately and have a ten-year term. A total of 307,500 options were exercised by non-employee directors of the Company in 2004.

B. Executive Officers and Compensation of Officers

1. Executive Officers

As of March 8, 2005, the executive officers of the Company, their ages and their business experience and principal occupation during the past five years were as follows:

Name	Age	Office and Experience	Officer Since
PETER J. BRADFORD	46	Mr. Bradford has served as President and Chief Executive Officer of the Company since November 1999 and as a member of the Board since August 2000. In addition, Mr. Bradford serves as a director of Anvil Mining Limited, of which he was the Managing Director from May 1998 to October 1999.	1999

ALLAN J. MARTER	57	Mr. Marter has served as Senior Vice President since May 2002 (prior to May 2002, Vice President), Chief Financial Officer since November 1999, and Secretary of the Company since June 2001.	1999

RICHARD Q. GRAY	46	Mr. Gray has served the Company in several capacities including as Senior Vice President since May 2002 (prior to May 2002, Vice President), Chief Operating Officer since June 2001, Vice President, Ghana since January 2000, Managing Director of Wexford Goldfields Limited since October 2002 and Managing Director of Bogoso Gold Limited since November 1999. Mr. Gray’s additional experience includes service as General Manager of Bogoso Gold Mine from March 1998 to October 1999.	2000

BRUCE HIGSON-SMITH	44	Mr. Higson-Smith has served as Vice President, Corporate Development for the Company since September 2003. Prior to his service with the Company, Mr. Higson-Smith was an independent consultant from October 2002 to September 2003. In addition, Mr. Higson-Smith has served as Vice President and Investment Manager with Resource Capital Funds from September 1998 to October 2002.	2003

Name	Age	Office and Experience	Officer Since
DOUGLAS A. JONES	50	Dr. Jones has served as Vice President, Exploration of the Company since March 2003. Prior to his service with the Company, Dr. Jones worked as a consultant from December 2002 to February 2003. In addition, Dr. Jones served as Chief Geologist of AurionGold Ltd. (formerly Delta Gold Ltd.) from August 1998 through November 2002.	2003

2. Summary Compensation

The following table sets forth the compensation received during each of the Company’s last three fiscal years by the Chief Executive Officer and Chief Financial Officer of the Company and by the Company’s three other most highly compensated executive officers whose salaries and bonuses exceed Cdn$150,000 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards
					Securities		Securities
					Underlying		Underlying
					Company		Guyanor	All Other
Name and Principal Position		Salary	Bonus		Options		Options	Compensation
of Named Executive Officer	Year	($)	($)		(#)		(#)	($)

Peter J. Bradford	2004	315,000	91,000	(1)	167,000	(3)	0	2,809	(4)
President and Chief Executive	2003	250,000	200,000		109,000		0	3,814	(4)
Officer	2002	175,050	109,000	(2)	90,000		0	3,215	(4)

Allan J. Marter	2004	172,000	45,000	(5)	74,000	(7)	0	7,828	(8)
Senior Vice President, Chief	2003	162,000	82,000		49,000		0	6,237	(8)
Financial Officer and Secretary	2002	135,000	49,000	(6)	43,000		0	5,154	(8)

Richard Q. Gray	2004	188,000	25,000	(9)	48,000	(11)	0	2,568	(4)
Senior Vice President and Chief	2003	180,000	60,000		38,000		0	2,512	(4)
Operating Officer	2002	150,000	38,000	(10)	29,000		0	1,539	(4)

Bruce Higson-Smith(12)
Vice President, Corporate	2004	137,000	21,000	(13)	19,000	(14)	0	3,806	(15)
Development	2003	36,000	9,000		225,000		0	269	(15)

Douglas A. Jones(16)	2004	130,000	21,000	(17)	31,000	(18)	0	8,810
Vice President, Exploration	2003	113,750	32,000		225,000		0	2,512

Notes:

(1)	2004 bonus includes 16,308 Common Shares valued at $60,667 which were issued in January 2005; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($3.72) on the date of the grant. The 2004 bonus also includes a cash bonus of $30,333.

(2)	2002 bonus includes 17,000 Common Shares valued at $35,020; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($2.06) on the date of the grant.

(3)	Includes 65,000 options granted in 2005 as part of the employee’s 2004 compensation.

(4)	This amount represents premiums paid for life insurance for the benefit of this executive.

(5)	2004 bonus includes 8,065 Common Shares valued at $30,000 which were issued in January 2005; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($3.72) on the date of the grant. The 2004 bonus also includes a cash bonus of $15,000.

(6)	2002 bonus includes 8,000 Common Shares valued at $16,480; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($2.06) on the date of the grant.

(7)	Includes 32,000 options granted in 2005 as part of the employee’s 2004 compensation.

(8)	This amount includes $4,988 in 2004, $4,860 in 2003 and $4,050 in 2002 for contribution to this executive’s 401(k) Plan and $2,840 in 2004, $1,377 in 2003 and $1,104 in 2002 for premiums paid for life insurance for the benefit of this executive.

(9)	2004 bonus includes 4,480 Common Shares valued at $16,667 which were issued in January 2005; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($3.72) on the date of the grant. The 2004 bonus also includes a cash bonus of $8,333.

(10)	2002 bonus includes 8,000 Common Shares valued at $16,480; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($2.06) on the date of the grant.

(11)	Includes 18,000 options granted in 2005 as part of the employee’s 2004 compensation.

(12)	Bruce Higson-Smith was appointed Vice-President, Corporate Development at the end of September 2003. Thus, his compensation in 2003 is only for that portion of the year beginning in September.

(13)	2004 bonus includes 3,764 Common Shares valued at $14,000 which were issued in January 2005; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($3.72) on the date of the grant. The 2004 bonus also includes a cash bonus of $7,000.

(14)	Includes 15,000 options granted in 2005 as part of the employee’s 2004 compensation.

(15)	This amount includes $3,265 in 2004 for contribution to this executive’s 401K Plan and $542 in 2004 and $269 in 2003 for premiums paid for life insurance for the benefit of this executive.

(16)	Dr. Jones was appointed Vice President, Exploration in March 2003. Thus, his compensation in 2003 is only for that portion of the year beginning in March.

(17)	2004 bonus includes 3,764 Common Shares valued at $14,000 which were issued in January 2005; the value of the Common Shares was calculated using the closing price on the American Stock Exchange of the Common Shares ($3.72) on the date of the grant. The 2004 bonus also includes a cash bonus of $7,000.

(18)	Includes 15,000 options granted in 2005 as part of the employee’s 2004 compensation.

3. Stock Option Plan

The Company’s Second Amended and Restated 1997 Stock Option Plan (referred to herein as the “Plan”) provides to certain key employees, consultants and directors (including non-employee directors) of the Company and its subsidiaries an incentive to maintain and to enhance the long-term performance of the Company through the acquisition of Common Shares pursuant to the exercise of stock options. The Plan provides for discretionary option grants to employees, consultants and directors. Currently, there are approximately sixty key employees (including executive officers) and five non-employee directors of the Company and its subsidiaries who are eligible to receive options under the Plan.

Subject to certain other limitations, the maximum number of Common Shares authorized for issuance under the Plan is 15,000,000 Common Shares (or approximately 10.5% of the issued and outstanding Common Shares). As at March 8, 2005, 6,130,650 Common Shares (or approximately 4.3% of the issued and outstanding Common Shares) remain available for grant. An aggregate of 5,685,035 Common Shares (or approximately 4.0% of the issued and outstanding Common Shares) are issuable under options that have been granted under the Plan. The maximum number of Common Shares that may be issued to insiders under the Plan is limited to that number which is equal to the difference between (i) 10% of the outstanding number of Common Shares from time to time, and (ii) the number of Common Shares that are reserved for issuance to insiders pursuant to stock options granted under other stock option plans or arrangements of the Company. The total number of Common Shares that may be issued to any one optionee pursuant to options granted under the Plan or other stock option plans or arrangements of the Company can not exceed 5% of the outstanding number of Common Shares from time to time. The maximum number of shares that may be issued to any optionee in any one calendar year is 400,000 Common Shares (or approximately 0.3% of the issued and outstanding Common Shares).

The Plan is currently administered by the Compensation Committee, except with respect to grants to non-employee directors which are administered by the Board. The Compensation Committee or the Board, as the case may be, has the authority, subject to the terms of the Plan, to determine when and to whom to make grants under the Plan, the number of Common Shares to be covered by the grants, the terms of options granted and the exercise price of options, and to prescribe, amend and rescind rules and regulations relating to the Plan. Options granted under the Plan are exercisable over a period determined by the Board, but not to exceed ten years from the date of grant, and the exercise price of an option may not be less than the closing price of the Common Shares on the stock exchange on which the Common Shares principally trade on the day immediately preceding the date of grant. In addition, the grant of an option may be subject to vesting conditions established by the Board as provided in the option agreement evidencing the grant of such option. All options granted to directors, executive officers and other employees are subject to vesting as determined at the date of grant, which vesting is either as to one-third on grant, and one-third on each of the second and third anniversary dates, or as to one-fourth on grant and an additional one-fourth on each of the second, third and fourth anniversary dates.

In the event of an optionee’s termination of employment or service prior to the time all or any portion of an option vests, such option, to the extent not vested, shall terminate. Except as otherwise provided by the Committee or the Board, as the case may be, if an optionee ceases to be employed by, or provide services to, the Company for any reason (other than by reason of death), the optionee’s options generally will expire 30 days following such termination in the case of a non-director optionee and within 12 months in the case of a director optionee. If the optionee dies while employed (or within the 30-day period referred to in the preceding sentence), all outstanding options, to the extent then vested, may be exercised within one year after the optionee’s date of death by the person or persons to whom the optionee’s rights pass. In no case may options be exercised later than the expiration date specified in the grant. Options may be transferred by an optionee only by will or by the laws of descent and distribution, and during his or her lifetime may be exercised only by an optionee during his or her lifetime.

Although the Plan provides for interest free loans (subject to the terms of the Plan) to be made available to optionees who are employees of the Company or its subsidiaries for the purpose of exercising options under the Plan, the Compensation Committee and the Board do not intend to extend such loans to directors or executive officers of the Company and there are no such loans outstanding.

The exercise price and the number of Common Shares to be purchased by an optionee upon the exercise of an option will be adjusted by the Compensation Committee, or the Board, as the case may be, in accordance with the terms of the Plan in connection with the occurrence of certain corporate events or changes to the Common Shares.

The Plan provides that it will terminate, unless earlier terminated in accordance with its terms, on the tenth anniversary of its approval. The Plan provides that it generally may be amended or terminated at any time by the Board. However, any such amendment or termination shall be subject to any necessary stock exchange, regulatory or shareholder approval. In addition, no amendment to an option may adversely affect the rights under such option without the consent of the optionee.

i) Stock Option Grants

The following table sets forth the options granted to the Named Executive Officers during the last fiscal year.

OPTION GRANTS DURING MOST RECENTLY
COMPLETED FISCAL YEAR
(all $ amounts in Canadian dollars)

						Potential Realizable
						Value
						at Assumed Annual
						Rates of Stock Price
						Appreciation for
		Individual Grants				Option Term(1)
				Market
				Value of
				Securities
				Underlying
	Number of	% of Total	Exercise	Option on
	Securities	Options	or Base	the Date of
	Underlying	Granted to	Price	Grant
Name of Named	Options	Employees in	(Cdn$/	(Cdn$/	Expiration	5%	10%
Executive Officer	Granted (#)	Fiscal Year	Share)(2)	Share)(3)	Date	(Cdn$)	(Cdn$)
Peter J. Bradford	102,000	11.9	6.95	6.95	05/25/14	445,823	1,129,804
Allan J. Marter	42,000	4.9	6.95	6.95	05/25/14	183,574	465,213
Richard Q. Gray	30,000	3.5	6.95	6.95	05/25/14	131,125	332,295
Bruce Higson-Smith	4,000	*	6.95	6.95	05/25/14	17,483	44,306
Douglas A. Jones	16,000	1.9	6.95	6.95	05/25/14	69,933	177,224

* Indicates less than one percent.

Notes:

(1)	In accordance with the rules of the SEC, these amounts are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(2)	All options are granted with an exercise price equal to the closing market price of the Common Shares on the date immediately prior to the date of the grant. All options vest as to one-fourth on grant and an additional one-fourth on each of the second, third and fourth anniversary dates.

(3)	On May 21, 2004, being the last trading day prior to the date of grant, the closing price of the Common Shares on the TSX was Cdn$6.95. On March 8, 2005, the closing price of the Common Shares on the TSX was Cdn$3.83.

ii) Stock Option Exercises and Year-End Option Values

The following table sets forth information concerning the fiscal year-end value of unexercised options of the Company and of options to purchase common shares of the Company’s 53% owned subsidiary traded on the Nouveau Marché and the Toronto Stock Exchange (the “TSX”), Guyanor Resources S.A. (“Guyanor”), held by the Named Executive Officers. There were no exercises of stock options to purchase common shares of Guyanor during the fiscal year ended December 31, 2004 by the Named Executive Officers.

AGGREGATED OPTION EXERCISES
DURING THE MOST RECENTLY COMPLETED FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
(all $ amounts in Canadian dollars)

						Value of Unexercised In-the-
						Money Options at Fiscal
		Shares Acquired on	Aggregate Value	Number of Unexercised Options		Year End
Name of Named	Underlying	Exercise	Realized	at Fiscal Year End		(Cdn$) (1)
Executive Officer	Securities Of	(#)	(Cdn$)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter J. Bradford	Company	0	N/A	1,038,167	112,833	3,489,481	61,039

	Guyanor(2)	0	N/A	75,000	0	750	0

Allan J. Marter	Company	0	N/A	386,167	47,833	1,255,510	27,440

	Guyanor(2)	0	N/A	50,000	0	500	0

Richard Q. Gray	Company	0	N/A	411,833	35,167	1,414,200	21,280

Bruce Higson-Smith	Company	42,250	134,776	71,250	115,500	0	0

Douglas A. Jones	Company	0	N/A	154,000	87,000	364,500	182,250

Notes:

(1)	For all unexercised options held as of December 31, 2004, the aggregate dollar value provided is the excess of the market value of the shares underlying those options over the exercise price of those options. On December 31, 2004, the closing price of the Common Shares was Cdn$4.82 on the TSX and the closing price of the common shares of Guyanor was Cdn$0.26 on the TSX. On March 8, 2005, the closing price of the Common Shares was Cdn$3.83 on the TSX and the closing sale price of the common shares of Guyanor was Cdn$0.37 on the TSX.

(2)	The Company has occasionally granted, as additional compensation, options to purchase common shares of Guyanor. The term of each such option is 10 years and each such option vested immediately. The Company did not grant any such options to directors and Named Executive Officers during the fiscal years ended December 31, 2004 and 2003.

4. Bonus Plans

The Company has an Employees’ Stock Bonus Plan (the “Stock Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Company or any of its subsidiaries who has rendered meritorious services that contributed to the success of the Company or any of its subsidiaries. Up to 900,000 Common Shares (or approximately 0.6% of the issued and outstanding Common Shares) are authorized for issuance under the Stock Bonus Plan. The Stock Bonus Plan is currently administered by the Compensation Committee and provides for grants of bonus Common Shares on terms that the Compensation Committee may determine, within the limitations of the Stock Bonus Plan and subject to the rules of applicable regulatory authorities. The maximum number of Common Shares that may be issued under the Stock Bonus Plan in any calendar year will not exceed in the aggregate 2% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year, provided that (i) no more than 1% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year can be issued to any one insider, (ii) the total number of Common Shares issuable within any one-year period to all insiders of the Company pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements can not exceed 10% of the then outstanding Common Shares, and (iii) the total number of Common Shares issuable within any one-year period to an employee under the Stock Bonus Plan and such employee’s associates pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements can not exceed 5% of the then outstanding Common Shares.

A total of 487,578 Common Shares (or approximately 0.3% of the issued and outstanding Common Shares) have been issued under the Stock Bonus Plan to March 8, 2005. In 2004, no Common Shares were issued under the Stock Bonus Plan; however the Named Executive Officers received as part of their bonus for 2004 certain Common Shares which were issued in 2005 pursuant to the Stock Bonus Plan (see the “Summary Compensation Table” and the notes thereto). As of March 8, 2005, 412,422 Common Shares (or approximately 0.3% of the issued and outstanding Common Shares) remain available for grant under the Stock Bonus Plan.

The Board has the right to amend or terminate the Stock Bonus Plan at any time in its discretion. In addition, certain amendments to the Stock Bonus Plan require shareholder and regulatory approval.

The Company also maintains an Executive Management Performance Bonus Plan (the “Executive Bonus Plan”) under which the Company’s executive officers and certain other management personnel are eligible for bonuses, including bonuses under the Stock Bonus Plan and cash bonus awards. Bonuses are awarded under the Executive Bonus Plan at the discretion of the Board, based on the Board’s evaluation of the performance of both the Company and the participant measured against performance objectives established each year.

EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2004

(c)
Number of Securities
			(b)	Remaining Available
	(a)		Weighted Average	for Future Issuance
	Number of Securities		Exercise Price of	Under Equity
	to be Issued upon		Outstanding	Compensation Plans
	Exercise of		Options, Warrants	(Excluding Securities
	Outstanding Options,		and Rights	reflected in
Plan Category	Warrants and Rights		(Cdn$)	Column (a)
Equity Compensation Plans Approved by Securityholders	5,270,641		$3.17	7,098,830	(1)
Equity Compensation Plans Not Approved by Securityholders	385,000	(2)	$2.28	0
Total	5,655,641		$3.11	7,098,830

Notes:

(1)	Represents Common Shares issuable under the Plan and the Stock Bonus Plan.

(2)	Represents warrants issued to compensate brokers under financing arrangements.

See Note 15b to the Company’s financial statements as contained in the December 31, 2004 Form 10-K for a description of the Plan and the Stock Bonus Plan.

5. Employment, Change of Control Agreements and Other Agreements

All Named Executive Officers currently employed by the Company have agreements with the Company or a subsidiary in respect of their employment with the Company. The base salary amounts payable under these employment agreements are reviewed annually by the Compensation Committee.

Effective April 30, 2004, the Company or a subsidiary has entered into amended and restated employment agreements with Peter J. Bradford, Allan J. Marter, Richard Q. Gray, Bruce Higson-Smith and Dr. Douglas A. Jones. The material terms of the agreements include: (a) employment for terms of one year from May 1, 2004 with automatic renewal for successive one-year periods; (b) a base salary (see the 2004 salary of the Named Executive Officers as set forth under the “Summary Compensation Table” above); (c) severance payments upon a termination of employment without cause in an amount equal to the sum of the employee’s base salary (two times such amount for Mr. Bradford), the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on previous year benefits; (d) a lump sum payment in the event of a “termination upon a change in control” in an amount equal to two times the sum of the employee’s base salary (three times such amount for Mr. Bradford), the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on previous year benefits; and (e) participation in the Plan, the Executive Bonus Plan, and in such of the Company’s benefit and deferred compensation plans as are from time to time available to executive officers of the Company.

A “termination upon a change in control” will occur when a Named Executive Officer is terminated within 24 months following a “change in control”, or if the Named Executive Officer terminates his employment contract within 24 months of a “change in control” for reasons which may include a substantial alteration in the nature or status of employment responsibilities, a reduction in compensation or benefits, a relocation of the Company’s principal offices or a relocation of the Named Executive Officer outside of Denver, Colorado, certain material breaches of the employment contract, or a failure by the successor company to assume the obligations under the employment contract. A “change in control” is deemed to have occurred if: (i) certain prescribed persons become the beneficial owner, directly or indirectly, of more than 30% of the then outstanding voting stock of the Company; (ii) persons who are incumbent directors cease to constitute a majority of the Board; (iii) the shareholders of the Company approve a merger, consolidation or amalgamation of the Company with any other corporation (other than one where the voting securities of the Company outstanding immediately prior thereto continue to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction); or (iv) the shareholders approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

C. Compensation Committee Report on Executive Compensation

Composition of the Compensation Committee

The members of the Compensation Committee are Messrs. James E. Askew (Chairman), David L. Bumstead and Ian MacGregor. Mr. MacGregor joined the Compensation Committee on May 20, 2004 upon the resignation of Mr. Stone from the Board of Directors. Mr. Bumstead joined the Compensation Committee on January 27, 2005 upon his appointment to the Board. Mr. Askew was president of the Company from March 1999 through October 1999. Members of the Compensation Committee are appointed on an annual basis after the election of directors. See “Certain Relationships and Related Transactions”

Mandate of the Compensation Committee

The mandate of the Compensation Committee includes recommending for the approval of the Board of Directors compensation arrangements for all executive officers of the Company and its controlled subsidiaries (subject to the approval of the board of directors of the subsidiaries, if required). Cash and benefits compensation is provided for in agreements that have been negotiated and entered into with the Chief Executive Officer and the Named Executive Officers of the Company as described above. At the time such agreements were entered into, the Compensation Committee considered the compensation levels for such positions to be comparable to those of other public junior to mid-size gold producing companies. Subsequent adjustments have reflected, among other things, merit, cost of living and special living conditions. Executive salaries are reviewed on a yearly basis and are set for individual executive officers based on the level of responsibility, scope and complexity of the executive’s position and an evaluation of each individual’s role and performance in advancing the successful development of the Company, the officer’s performance in general, the Company’s performance and a comparison of salary ranges for executives of other companies in similar businesses. In

February 2000, the Board, upon recommendation of the Compensation Committee, adopted a remuneration matrix based essentially on these criteria, which remained unchanged in 2004.

Mr. Bradford’s base salary for 2004 was $315,000. In increasing Mr. Bradford’s salary, the Compensation Committee considered the factors listed above, as well as the Company’s performance over the last five years under Mr. Bradford’s leadership, including significant increases in reserves, reduction of cash costs and the successful acquisition of gold properties with significant potential.

The Compensation Committee determines any annual bonus to be awarded to the Chief Executive Officer and the other Named Executive Officers based on a combination of the achievement by each person of both corporate and individual key performance indicators established by the Compensation Committee as of the commencement of the applicable fiscal year.

The Compensation Committee has considered options to purchase Common Shares and the granting of stock bonuses to be an essential element of the compensation arrangements for executive officers. In determining the amount of stock options and stock bonuses to be granted, the Compensation Committee has considered, among other things, the officer’s position, salary, and performance both overall and against specific objectives, which relates to the officer’s accomplishments and the Company’s performance. The Compensation Committee adopted a guide in February 2000 for determining option awards based on multiples that are a function of the Company’s and the executive’s performance. The Company granted stock options to the Named Executive Officers in 2004 based on this guide.

THE COMPENSATION COMMITTEE
James E. Askew, Chairman
David L. Bumstead
Ian MacGregor

D. Performance Graph and Table

The following graph and table illustrates the cumulative total shareholder return on the Common Shares for the fiscal years ended December 31, 1999 through 2004, together with the total shareholder return of the S&P/TSX Composite Index and the Canadian Gold Index for the same period. The graph and table assumes an initial investment of Cdn$100 at December 31, 1999 and are based on the trading prices of the Common Shares on the TSX during the periods indicated. Because the Company did not pay dividends on its Common Shares during the measurement period, the calculation of the cumulative total shareholder return on the Common Shares does not include dividends.

*	All dollar figures in foregoing graph are Canadian dollars.

	12/31/99	12/31/00	12/29/01	12/31/02	12/31/03	12/31/04

Golden Star Resources Ltd. Dollar Value	$100.00	$42.58	$58.07	$187.10	$584.52	$310.98
Annualized Return since base year		-34.7%	-16.6%	17.0%	42.4%	25.5%
Return over previous year		-51.5%	36.4%	222.2%	212.4%	46.8%

S&P/TSX Composite Index(1) Dollar Value	$100.00	$137.74	$118.54	$101.98	$126.75	$146.13
Annualized Return since base year		17.4%	5.8%	0.5%	4.9%	7.9%
Return over previous year		6.2%	-13.9%	-14.0%	24.3%	15.3%

Canadian Gold Index(2) Dollar Value	$100.00	$73.31	$85.73	$122.19	$138.84	$142.15
Annualized Return since base year		-14.4%	-5.0%	5.1%	6.8%	7.3%
Return over previous year		-11.0%	-16.9%	42.5%	13.6%	2.4%

*	All dollar figures in foregoing table are Canadian dollars.

Notes:
(1)	Formerly the TSX 300 Composite Index.

(2)	Formerly the Toronto Gold and Silver Index. The Index for December 31, 2002 and 2003 was estimated by adjusting the December 31, 2001 return on the Toronto Gold and Silver Index for the return indicated by the Canadian Gold Index during 2002 and 2003.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2004 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

THE AUDIT COMMITTEE
David K. Fagin, Chairman
David L. Bumstead
Ian MacGregor

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The TSX requires each listed company incorporated in Canada to disclose annually its compliance with corporate governance standards established through TSX guidelines. Certain changes to the guidelines are being proposed in the context of the corporate governance standards that should be applicable generally in Canada, in part as a response to recent U.S. developments. The following statement is responsive to the guidelines currently in force.

Mandate of Board

The Board is required to supervise the management of the business and affairs of the Company. It establishes overall policies and standards for the Company. The Board expects management to conduct the business of the Company in accordance with the Company’s ongoing strategic plan as adopted by the Board. The Board regularly reviews management’s progress in meeting these expectations. The directors are kept informed of the Company’s operations at meetings of the Board and its committees and through reports and analyses and discussions with management. The Board normally meets five times a year in person or by telephone conference, with additional meetings being held as needed. In 2004, there were a total of 19 meetings of the

Board. Each incumbent director attended all of the meetings of the Board and meetings of committees on which he served.

The following is a summary of how the Board handles matters pertaining to strategic planning, risk management, communication and internal control systems, and management and succession:

1.	Each year the Board reviews and approves planning assumptions and detailed monthly budgets for the following year and annual projections for the following five years. The Board monitors performance against budget through reporting by management in the form of monthly reports and Board papers.

2.	The Board seeks to identify principal risks of the Company’s business which are wide-ranging because of the nature of the Company’s business, including risks associated with operating in developing countries, maintaining control of the Company’s assets and funds, political risks, exchange controls, environmental and safety risks, government regulation problems, title uncertainties, civil unrest, the availability of skilled management and labour.

3.	The Board annually considers the overall performance of management to identify areas where additional skills may be required and to consider the measures required to ensure sufficient management depth for the management of the Company in the event of the loss of any of the Company’s executive management team.

4.	The Chief Executive Officer and the Chief Financial Officer provide shareholder communications on behalf of the Company.

5.	The Board has the responsibility to periodically review the environmental and safety policies adopted by the Company and its affiliates and has established a Policy on Safety, Community Relations and Environment.

6.	The Board has the responsibility to periodically review the integrity of the Company’s internal control and management information systems.

Decisions requiring Board Approval

The Board considers that certain decisions are sufficiently important that management should seek prior approval of the Board. The Board has adopted Policies on Corporate Control with respect to annual budgets, financial and budget reporting, activities reporting, acquisitions and dispositions of assets, joint ventures, spending authorities, contracts and investment banking services. Therefore, in addition to those matters that must by law be approved by the Board, the Board approves, among other things, the terms of acquisitions and dispositions of the mineral properties of the Company and its subsidiaries as well as joint venture agreements on such properties. Operating and capital budgets also require the Board’s approval. The Board receives monthly reports on operational, financial and business development matters. Finally, because of its relatively small size, the Board is very flexible and management is able to liaise regularly with the Board to discuss and seek approval for various activities.

Composition of the Board and Independence from Management

The Board is currently composed of six directors, all are being nominated for election as directors at the Meeting. Except for Mr. Bradford, President and Chief Executive Officer of the Company, the Board has determined that each director is unrelated, an outside member with no other affiliation with the Company and independent as defined by the American Stock Exchange. In making this determination, the Board has examined the circumstances of each director in relation to a number of factors, including each director’s current and past role in the management of the Company or its affiliates. See “Certain Relationships and Related Transactions” for a further discussion.

The non-management members of the Board also engage in private sessions with the Company’s most senior officers without other members of senior management being present. The Board also meets independently of all senior management, under the leadership of the Board’s Chairman. Individual members of the Board are free to consult with members of senior management whenever they so require, and to engage outside advisors with the Board’s authorization.

The non-management members have a variety of experience and skills, including the areas of accounting, banking, investment banking, mining, mineral exploration, metallurgy and law. The Nominating and Corporate Governance Committee is responsible for assessing annually the performance of Board members individually and the effectiveness of the Board as a whole and its committees. The education of new members is accomplished through a combination of furnishing appropriate records, reports and other documents of the Company to new members and through meetings with executives and senior management in order that new members are given a full opportunity to familiarize themselves with the assets and operations of the Company and its subsidiaries.

The Board periodically reviews the adequacy and form of compensation of directors in relation to the responsibilities and risks involved in being an effective director. See “Compensation of Directors” above. In addition to cash compensation, the directors receive options under the Plan. The Board believes the emphasis on compensation through options is particularly appropriate in a resource business where increasing shareholder value is a significant relevant measure of progress.

The Board periodically evaluates its size relative to its effectiveness in fulfilling its mandate and, in this respect, the Board believes that its current size is appropriate.

Board Committees

i) Audit Committee

The Audit Committee is currently comprised of Messrs. David K. Fagin (Chairman), David L. Bumstead and Ian MacGregor. The Board has determined that each of the members of the Audit Committee is financially literate, unrelated, an outside member with no other affiliation with the

Company and is independent as defined by the American Stock Exchange. The Board has determined that Mr. Fagin is an “audit committee financial expert” as defined by the SEC. The primary duties and responsibilities of the Audit Committee, as set out in its charter, are to review the financial reporting process, the system of internal control, the audit process, related party transactions, compliance with the Company’s codes of ethics or conduct and the Company’s process for monitoring compliance with laws and regulations. The Audit Committee is responsible for the appointment, compensation, retention, termination and oversight, subject to the requirements of Canadian law, of the work of the independent auditor. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors. To effectively perform his role, each committee member must obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the Company’s business, operations and risks. In addition, the Audit Committee recommends to the Board for approval the annual and quarterly financial statements, the annual and quarterly reports and certain other documents required by regulatory authorities. In connection with risk assessment, the Audit Committee reviews among other things the nature and adequacy of insurance coverage. The Audit Committee met four times during 2004.

ii) Compensation Committee

The Compensation Committee is composed of Messrs. James E. Askew (Chairman), David L. Bumstead and Ian MacGregor, each of whom has been determined by the Board to be unrelated, an outside member with no other affiliation with the Company and independent as defined by the American Stock Exchange. The Compensation Committee, subject to Board approval, supervises the selection, evaluation and determination of compensation of executive officers, sets corporate-wide policy with respect to compensation and benefits, and administers the Plan (except with respect to grants to non-employee directors) and the Stock Bonus Plan. The Compensation Committee also recommends to the Board the descriptions, definitions and limits to management’s authorities and approval of objectives and goals for top management in general terms. The Compensation Committee met once in 2004.

iii) Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Messrs. Ian MacGregor (Chairman), David K. Fagin and Michael Martineau, each of whom has been determined by the Board to be unrelated, an outside member with no other affiliation with the Company and independent as defined by the American Stock Exchange. The Nominating and Corporate Governance Committee advises and makes recommendations to the Board concerning all corporate governance issues, including: Board and committee jurisdiction, composition, size and remuneration; adoption and implementation of policies designed to ensure that the Company follows best practices in corporate governance; and oversight of compliance with legislation, rules, regulations and guidelines enacted and adopted by governments, securities regulators and stock exchanges to whose jurisdiction the Company is subject.

The Nominating and Corporate Governance Committee is also responsible for recommending nominees to the Board for eventual proposal as candidates for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee considers candidates for Board membership who are suggested by members of the Nominating and Corporate Governance Committee, other Board members, members of management and shareholders of the Company. Once the Nominating and Corporate Governance Committee has identified prospective nominees for director, the Board is responsible for selecting such candidates. The Nominating and Corporate Governance Committee seeks to identify director candidates with business and other appropriate experience and expertise, having regard for the nature of the Company’s business and the current composition of the Board, and commitment to devoting the time and attention necessary to fulfill their duties to the Company. The Nominating and Corporate Governance Committee also considers the independence of directors or potential directors. The Nominating and Corporate Governance Committee met once in 2004.

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing written notice to the Chairman of the Nominating and Corporate Governance Committee, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, that identifies the candidate, provides appropriate biographical and background materials, evidences the nominating shareholder’s Common Share ownership, and includes a written signed statement of the candidate. Assuming that the appropriate information and materials are received in a timely manner, candidates recommended by shareholders will be evaluated against the criteria outlined above. A complete copy of the procedures to be followed by shareholders who wish to recommend director candidates is available on the Company’s website (www.gsr.com).

At the Meeting, shareholders will be asked to consider the election of David L. Bumstead. Mr. Bumstead was appointed to the Board on January 27, 2005 and is being nominated for election as director for the first time. Mr. Bumstead was initially identified as a director candidate by one or more directors of the Company.

The Board has adopted a written charter applicable to the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website (www.gsr.com).

iv) Sustainability Committee

The Sustainability Committee is currently composed of Messrs. Michael Martineau (Chairman), James Askew and Ian MacGregor, each of whom has been determined by the Board to be unrelated, an outside member with no other affiliation with the Company and independent as defined by the American Stock Exchange. The primary purposes of the Sustainability Committee are to assist the Board in its oversight of exploration, development and operating risk, including issues related to geological, mining, metallurgical, community relationships, health, safety and environmental matters. The responsibilities of the Sustainability Committee include, among others: reviewing with management the Company’s goals, policies and programs relative to exploration, development and operational matters; making enquiries of management concerning the establishment of appropriate policies, systems, standards and procedures for all technical, development and operating activities, and compliance with applicable laws and standards of corporate conduct; reviewing with management the assessment, reduction and mitigation of technical risk; reviewing with management the risk analysis of any proposed new major exploration, development or operating activity; and reviewing with management the

Company’s record of performance on community relationships, health, safety and environmental matters, along with any proposed actions based on the record of performance. The Sustainability Committee met twice in 2004.

Shareholder Communications

The Company believes that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Chief Financial Officer and Secretary of the Company by email to amarter@gsr.com or by mail to Board of Directors, c/o Chief Financial Officer, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312. All communications shall state the type and amount of the Company’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Chief Financial Officer and Secretary shall forward all such communications to the Board or the specific committee, as appropriate.

Director Attendance at Shareholder Meetings

All members of the Board are expected to attend annual meetings of shareholders. All of the then directors of the Company attended the 2004 annual meeting of shareholders.

Code of Ethics

On April 8, 2004, the Board adopted a Code of Ethics for Directors, Senior Executive and Financial Officers and Other Executive Officers (the “Code of Ethics”), which is applicable to the Company’s directors, principal executive officer, principal financial officer, principal accounting officer or controller or those performing similar functions, and any “executive officers” (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Company not named above). The Company also has a separate Business Conduct Policy that is applicable to all Company employees, including each of the Company’s directors and officers. The Code of Ethics is available on the Company’s website at www.gsr.com, and any amendments to the Code of Ethics adopted by the Company will also be made available on its website. In addition, a copy of the Code of Ethics may be obtained by contacting the Secretary of the Company at 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312.

PRINCIPAL ACCOUNTING FIRM FEES

The Company incurred the following fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal 2004 and 2003:

		Audit
	Audit	Related	Tax	All Other
Year	Fees	Fees	Fees	Fees	Total
2004	$457,311	$57,307	$28,517	$162,088	$705,223
2003	$235,600	$117,500	$111,200	$37,200	$501,500

Audit related fees included review of documents required for the sale of Common Shares and for review of annual reports filed with government agencies in the United States, Canada and France. Tax related fees include assistance in filing annual tax returns and tax planning. Other fees were predominantly related to accounting issues related to acquisitions and to miscellaneous general business topics.

In 2004, 100% of our fees were approved pursuant to the provisions of 17 CFR 210.201(c)(7)(i)(C). There were no hours expended on the principal account’s engagement to audit our financial statements for the year ended December 31, 2004 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees.

In 2003, 7% of our tax related services and 100% of our other fees were approved pursuant to the provisions of 17 CFR 210.201(c)(7)(i)(C). There were no hours expended on the principal account’s engagement to audit our financial statements for the year ended December 31, 2003 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee of the Board has considered the level of non-audit services provided by the auditors in its determination of auditor independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting of the Audit Committee, or the Audit Committee may delegate to one or more of its members the pre-approval of audit services and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings.

LIABILITY INSURANCE

The Company has purchased insurance and has, in addition, agreed to indemnify directors and officers of the Company against all costs, charges and expenses reasonably incurred by them in respect of certain proceedings to which they may be made party by reason of their status as a director or officer of the Company. The indemnification is extended to directors and officers provided that they have acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, on the condition that the director or officer had reasonable grounds for believing his conduct was lawful. The amount of the premium paid in 2004 in respect of directors and officers as a group was $318,663; the policy coverage is $20,000,000 per claim and in aggregate in any policy year. Expenses for the Company per claim not covered by the policy range between nil and $200,000.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No directors, nominees for election as directors, executive officers or members of their immediate family were indebted to the Company, directly or indirectly, at any time since the beginning of the Company’s last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships

Certain directors and officers of the Company are and may continue to be involved in the mining and mineral exploration industry through their direct and indirect participation as a director or otherwise in corporations, partnerships or joint ventures, which are potential competitors. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Company. As required by law, each of the directors of the Company is required to disclose any potential conflict of interest and to act honestly, in good faith and in the best interests of the Company.

During 2004, the Company obtained legal services from a legal firm to which Mr. MacGregor, a director and Chairman of the Board, is counsel. The total value of all legal services provided was $1.7 million. Mr. MacGregor did not personally perform any legal services for the Company during 2004 nor did he benefit directly or indirectly from payments made by the Company for the services performed by the firm.

Compensation Committee and Insider Participation

Messrs. James E. Askew and Ian MacGregor were members of the Compensation Committee in 2004. Mr. MacGregor has never been an officer or employee of the Company. Mr. Askew was President of the Company from March 1999 through October 1999. All relationships between these directors and the Company and its subsidiaries required to be disclosed have been disclosed elsewhere in this Management Information Circular.

Related Transactions

No insider of the Company, nor any associate or affiliate of an insider, has had any material interest in any transaction or proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, nor has any director of the Company been involved, directly or indirectly, in any business or professional relationship with the Company in connection with the provision by the director or the Company of property, services or financing to the other since January 1, 2004 other than as set forth herein or as previously disclosed.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of the Company, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting relating to the receipt of financial statements and the Auditors’ Report thereon, the election of directors, the approval of a change in the registered office of the Company and the appointment of auditors.

     (a) Report to Shareholders

The Board of the Company has approved all of the information in the Report to Shareholders that accompanies this present Management Information Circular, including the audited consolidated financial statements delivered therewith for the fiscal year ended December 31, 2004.

     (b) Election of Directors

The term of office of the current directors of the Company will expire at the Meeting or when their successors are duly elected or appointed. The Articles of the Company provides that the number of directors shall consist of a minimum of three and a maximum of 15 directors. The Board is currently composed of six directors, two of whom are Canadian residents. The Company’s Bylaws require that at least 25% of the directors of the Company be resident Canadians.

It is proposed to nominate the six persons listed below for election as directors of the Company to hold office until the next annual meeting of shareholders or until his successor is elected or appointed pursuant to relevant provisions of the Bylaws of the Company or the Company’s governing statute. All such proposed nominees are currently directors of the Company.

It is the intention of the management designees, if named as proxy, to vote for the election of the following persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies in favour of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his proxy that his Common Shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual general meeting of Shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the Bylaws of the Company.

In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director; his municipality, province or state and country of residence; all positions and offices in the Company presently held by him; his present and past principal occupation or employment for the past five years; the date of his first appointment as a director; and his age. See “Voting Shares and Security Ownership of Certain Beneficial Owners and Management” for the number of Common Shares of the Company that each nominee has advised are beneficially owned by him, directly or indirectly, or over which control or direction is exercised.

		Date of First
Name, Residence and		Appointment
Position with Company	Present and Principal Occupation for the Past Five Years	as Director	Age
JAMES E. ASKEW Denver, Colorado, USA Director (1)(4)	Mr. Askew has served as a director, President and Chairman of International Mining and Finance Company since January 1997. Mr. Askew has held positions as Managing Director and Chief Executive Officer of Black Range Minerals NL from November 1999 to 2001. Mr. Askew also serves as a director of Ausdrill Limited, Yamana Gold Inc., AGD Mining Ltd., Climax Mining Limited and Sino Gold Limited. In addition, Mr. Askew served as President and Chief Executive Officer of the Company from March 1999 to October 1999.	June 15, 1999	56
PETER J. BRADFORD Bogoso, Ghana Director, President and Chief Executive Officer	Mr. Bradford has served as President and Chief Executive Officer of the Company since November 1999 and as a member of the Board since August 2000. In addition, Mr. Bradford has served as a director of Anvil Mining Limited since September 1998 and as Managing Director of Anvil Mining from May 1998 to October 1999.	August 8, 2000	46
DAVID L. BUMSTEAD Toronto, Ontario, Canada Director (1)(2)	Mr. Bumstead has served as a director of Toronto Hydro Corp. since June 1999 and Toronto Hydro Energy Services since September 1999 and of Atlas Copco Canada Inc. since April 2000. In addition, Mr. Bumstead served as Executive Vice President, Corporate Development at Noranda Inc. from mid-1995 to June 2000, and as a director of Falconbridge Ltd. from 1989 to 2000, Battle Mountain Gold from 1996 to 2001, and Noranda Inc. from 1997 to 2001.	January 27, 2005	63

		Date of First
Name, Residence and		Appointment
Position with Company	Present and Principal Occupation for the Past Five Years	as Director	Age
DAVID K. FAGIN Englewood, Colorado, USA Director (2)(3)	Mr. Fagin has served as a director of Pacific Rim Mining Company since April 2002, Canyon Resources Corporation since January 1999 and of the public mutual funds of T. Rowe Price Associates, Inc. since August 1986. In addition, Mr. Fagin served as Chairman and Chief Executive Officer of Western Exploration from July 1997 to January 2000.	May 15, 1992(5)	67
IAN MacGREGOR Toronto, Ontario, Canada Director (1)(2)(3)(4)	Mr. MacGregor has served as Chairman of the Board since January 27, 2004. Mr. MacGregor serves on the boards of other Canadian public and private companies, including serving as a director of Asian Mineral Resources Limited since July 2004. He has been Counsel of Fasken Martineau DuMoulin LLP (Barristers and Solicitors) since February 2000 and prior thereto, was a partner of Fasken Martineau DuMoulin LLP and its predecessors.	April 3, 2000	70
MICHAEL P. MARTINEAU Hildenborough, Kent, United Kingdom Director (3)(4)	Mr. Martineau is a founder and has served as President of AXMIN Inc. since January 1999. He was a director of Ashanti Goldfields from February 1999 to April 2004. In addition, Mr. Martineau has served as Deputy Chairman since February 2000 and as Chief Executive Officer from February 2000 to August 2002 of Eurasia Mining plc, and he has been a director of Angus and Ross plc since April 2000.	May 20, 2004	60

Notes:
(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Sustainability Committee.

(5)	May 15, 1992 represents the date of the Company’s formation upon the amalgamation of Golden Star Resources Ltd. (“Golden Star”) and South American Goldfields Inc., of which companies Mr. Fagin was the Chairman.

There are no family relationships among any of the director nominees or directors or executive officers of the Company.

See “Statement of Corporate Governance Practices” for information on Board committees and directors’ meeting attendance.

Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies in favour of the election of the above directors.

     (c) Approval of Change in Registered Office

It is proposed to approve a special resolution of shareholders to amend the Articles of the Company to change the registered office of the Company from Suite 1900, 885 West Georgia Street, Vancouver, British Columbia Canada V6C 3H4 to Suite 3700, Toronto Dominion Bank

Tower, 66 Wellington Street West, P.O. Box 20, Toronto-Dominion Centre, Toronto, Ontario M5K 1N6. The text of the special resolution (the “Registered Office Resolution”) approving the amendment to the Articles of the Company to be considered at the Meeting will be substantially as follows:

BE IT RESOLVED as a special resolution of the Company that:

(i) the articles of the Company be amended to change the place in Canada where the registered office is situated from the Province of British Columbia to the Province of Ontario;

(ii) any one director or officer of the Company be and is hereby authorized to take all such steps as he deems necessary or desirable in connection with the foregoing resolution; and

(ii) the directors of the Company be and they are hereby authorized, in their discretion, by resolution, to abandon the amendment to the Articles of the Company without further approval, ratification or confirmation by the shareholders of the Company.

In order to be effective, a special resolution requires the approval of at least two-thirds of the votes cast by shareholders who vote in respect of the resolution.

Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies in favour of the Registered Office Resolution.

     (e) Appointment of Auditor

It is proposed to approve an ordinary resolution to appoint the firm of PricewaterhouseCoopers LLP as auditor of the Company to hold office until the close of the next annual general meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns as provided by law and by the Company’s Bylaws and to authorize the directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Company. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

In order to be effective, an ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.

Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies in favour of the appointment of the above auditor and to authorize the directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors.

AVAILABILITY OF DOCUMENTS

Financial information regarding the Company can be found in the following documents, which documents have been filed or will be filed with various securities commissions or similar authorities in the United States and various provinces of Canada and copies of which may be obtained, after filing, by shareholders of the Company on request without charge from the Secretary of Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312 (Tel.: (303) 830-9000; Toll Free: (800) 553-8436; Fax: (303) 830-9094):

a)	the Company’s Annual Report on Form 10-K or Annual Information Form for the year ended December 31, 2004, as may be amended, together with any document, or the pertinent pages of any document, incorporated by reference therein and management’s discussion and analysis of the financial condition and results of operations; and

b)	comparative audited consolidated financial statements of the Company and the notes thereto as at and for the fiscal years ended December 31, 2004, 2003 and 2002, together with the report of the auditors thereon, and any interim financial statements of the Company that may be subsequently filed and management’s discussion and analysis of the financial condition and results of operations.

Additional information relating to the Company is available on The System for Electronic Document Analysis & Retrieval (or SEDAR) at www.sedar.com.

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

The following financial statements and information of the Company accompany and form part of, and are specifically incorporated by reference into, this Management Information Circular: (a) Consolidated Balance Sheets as of December 31, 2004 and 2003, and Consolidated Statements of Operations, Consolidated Statement of Changes in Shareholders’ Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002; (b) the Notes to the Consolidated Financial Statements; (c) the Auditors’ Report on such financial statements; (d) the report on Management’s Responsibility for Financial Information; and (e) Management’s Discussion and Analysis of Financial Condition and Results of Operations. These documents are available on SEDAR at www.sedar.com and a copy of any such document may be obtained free of charge upon request by a shareholder to the Company as set forth under “Availability of Documents”.

The reports of the Compensation and Audit Committees and the information under the heading “Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the United States Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

2004 ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2004 accompanies this Management Information Circular. The consolidated financial statements of the Company, the accompanying notes and report of the independent auditors, the selected financial data for each of the years ended December 31, 2004, 2003 and 2002 and management’s discussion and analysis of the Company’s financial condition and results of operations are included in the Annual Report.

2006 SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy statement for the year 2006 Annual Meeting of Shareholders, shareholder proposals prepared in accordance with the proxy rules must be received at the Company’s corporate office, 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Attention: Corporate Secretary, on or before December 21, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s officers, directors and more than 10% shareholders are required to file beneficial ownership reports under Section 16(a) of the Exchange Act, generally within two days of the event triggering the requirement to file such a report. As a result of delays of an administrative nature, Messrs. Askew, Fagin, MacGregor, Martineau, Johansson and Stone each filed one transaction on Form 4 one day late. Messrs. Bradford, Marter, Gray, Jones and Higson-Smith each filed a Form 4, which reported two transactions, one day late. Mr. Lars-Eric Johansson filed a Form 3 late. Based solely on the review of the section 16(a) reports filed by the directors and executive officers, and upon representations from those persons, the Company is not aware of any other delinquent filings.

OTHER MATTERS

Management of the Company is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

GENERAL

All matters to be brought before the Meeting other than the Registered Office Resolution require, for the passing of same, a simple majority of the votes cast in person or by proxy at the Meeting by the holders of Common Shares. If a majority of the Common Shares represented at the Meeting should be withheld from voting for the appointment of PricewaterhouseCoopers LLP as auditors of the Company, the Board will appoint another firm of chartered accountants based upon the recommendation of the audit committee, which appointment for any period subsequent to the next annual general meeting of shareholders will be subject to approval by the shareholders at that meeting. The Registered Office Resolution requires the approval of at least two-thirds of the votes cast in person or by proxy at the Meeting by holders of Common Shares.

APPROVAL

The contents and mailing of this Management Information Circular have been approved by the Board of Directors of the Company.

DATED this 8th day of March, 2005.

ON BEHALF OF THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD.

“ Peter J. Bradford”	“Allan J. Marter”

Peter J. Bradford	Allan J. Marter
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

GOLDEN STAR RESOURCES LTD.
ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS - MAY 5, 2005
PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION

The undersigned holder of common shares in the capital stock of Golden Star Resources Ltd. (the “Company”) hereby nominates and appoints Peter J. Bradford, President and Chief Executive Officer of the Company, or failing him, Allan J. Marter, Senior Vice President, Chief Financial Officer and Secretary of the Company, or instead of them or any of them,                                                                                 , as the proxy of the undersigned to attend, act and vote in respect of all common shares of the Company registered in the name of the undersigned at the Annual General and Special Meeting (the “Meeting”) of shareholders of the Company to be held at 2:00 p.m. (Toronto time) on Thursday, May 5, 2005, at the Design Exchange, Patty Watt Room, 234 Bay Street, in Toronto, Ontario, Canada M5K 1B2, and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed to vote as follows, provided that, if no choice is specified herein, or if any instructions given are not clear, the common shares shall be voted as if the shareholder had specified an affirmative vote:

1.	To elect the following persons as directors of the Company:

James E. Askew	For	Withhold

Peter J. Bradford	For	Withhold

David L. Bumstead	For	Withhold

David K. Fagin	For	Withhold

Ian MacGregor	For	Withhold

Michael P. Martineau	For	Withhold

2.	To approve the special resolution to amend the articles of the Company to change the place in Canada where the registered office of the Company is situated from the Province of British Columbia to the Province of Ontario, as more particularly set out in the Management Information Circular for the Meeting:

For	Against

3.	To appoint PricewaterhouseCoopers LLP as the auditors of the Company and to authorize the Board of Directors to fix the auditors’ remuneration:

For	Against

     The undersigned hereby revokes any instrument of proxy heretofore given with reference to the said Meeting or any adjournment thereof.

     The proxyholder may in his discretion vote with respect to amendments or variations to matters identified in the Notice of Meeting or to other matters which may properly come before the Meeting or any adjournment thereof.

DATED this                      day of                                         , 2005.

Signature

Name of shareholder (Please Print)

Address

Number of common shares held

NOTES

1.	The common shares represented by this proxy will be voted in accordance with the instructions given herein. IF NO CHOICE IS SPECIFIED HEREIN, OR IF ANY INSTRUCTIONS GIVEN ARE NOT CLEAR, THE COMMON SHARES SHALL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AS THE SHAREHOLDER COULD DO IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT THE MEETING.

2.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSON DESIGNATED IN THIS PROXY TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING. Such right may be exercised by printing in the space provided the name of the person to be appointed, in which case only the person so named may vote the common shares at the Meeting.

3.	This proxy will not be valid unless it is dated and signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and ceases to be valid one year from its date. If the proxy is executed by an attorney for an individual shareholder or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.

4.	If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Company.

5.	To be effective, the instrument of proxy must be received by 5:00 p.m. (Toronto time) on Tuesday, May 3, 2005 at the address set forth in the accompanying return envelope (Attention: Proxy Department, CIBC Mellon Trust Company, #6, 200 Queens Quay East, Toronto, Ontario, Canada M5A 4K9).